U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2006

YUKON RESOURCES, INC.

(Exact name of registrant as specified in charter)

Nevada (State or jurisdiction of incorporation or organization)	333-118980 (Commission File Number)	20-0803515 (I.R.S. Employer Identification No.)

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1224 Washington Avenue Miami Beach, Florida

33139

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    (Address of principal executive offices)

  (Zip Code)

Registrant's telephone number, including area code:      (866)-985-6696

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  8.01 – OTHER EVENTS

On August 15, 2006, Yukon Resources, Inc (the “Company”) announced that it acquired thirteen additional mineral claims from Mr. Peter Ferdeber. These claims are contiguous to the Sagar Uranium/Gold property, located within the Romanet Horst, which in turn is located within the Labrador Trough, Northern Quebec sixty-nine mineral claims within the Workman Creek Uranium District of central Arizona.

      A copy of the press release discussing this transaction is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits Furnished.

99.1        Press Release, dated August 15, 2006.

Exhibit	Description
99.1	Press Release, dated August 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 15, 2006

      By: /s/ J. A. Kirk McKinnon

J. A. Kirk McKinnon
          Chief Executive Officer

Exhibit 99.1

NEWS RELEASE

YUKON RESOURCES CORP.

August 15, 2006

Symbol (OTCBB):YUKR

    (FSE): YE5

Yukon Resources Acquires 13 Claims Contiguous to Its Highly Prospective Sagar Uranium/Gold Property, Labrador Trough, Northern Quebec

Toronto, Canada August 15, 2006. Mr. Kirk McKinnon, President & CEO of Yukon Resources Corp. (Yukon) is pleased to announce that Yukon has acquired thirteen additional mineral claims from Mr. Peter Ferdeber. These claims are contiguous to the Sagar Uranium/Gold property, located within the Romanet Horst, which in turn is located within the Labrador Trough, Northern Quebec (see Press Release dated July 13, 2006).  The claims straddle the margin of the Romanet Horst, and contain the GM U-Au-Ag showing, the Chibtown Cu-Ag showing, and the Cobalt Bloom Co-Ag-Au showing.

The GM showing contains U and Au associated with quartz-carbonate veins hosted by mudstone.  A Quebec government report on the Romanet Horst describes previous work as producing grab samples with up to 4.88% U3O8, and a specific sample with 0.45% U, 5.3 g/t Au, 0.06% Cu and 0.46% Mo; a sample collected by the government ran 7.3 g/t Ag and 0.14% U.  A 1989 assessment report by La Fosse Platinum Group Inc. quotes a channel sample of 0.6 m @ 1.9 g/t Au at the GM.   The Chibtown showing contains up to 25% chalcopyrite in a quartz vein stockwork within dolomite, and semi-massive chalcopyrite in mudstone.  Two samples taken by the Quebec government returned 2.25% Cu and 1.2 g/t Ag, and 1.76% Cu and 2.8 g/t Ag.  At the Cobalt Bloom showing, cobalt occurs in a shear zone cutting gabbro close to the margin of the Romanet Horst.  The La Fosse assessment report quotes a channel sample of 0.5 m @ 1.91% Co, 0.13 g/t Au and 4.7 g/t Ag.

Fieldwork has commenced to evaluate these new thirteen claims.  Samples have been collected from all three showings and from other smaller mineralized occurrences on the property.  Assays are pending.

Peter Ferdeber has added an additional six claims south of the Sagar property to this arrangement.  Yukon has not performed any fieldwork on these six claims.

SAGAR PROPERTY

The property is characterized by an impressive amount of uranium, gold, copper and lead/zinc mineralization of different styles and potential deposit models.

The most spectacular mineralization found to date is the 500 x 200 meter Mistamisk boulder field, which consists of 150 boulders with individual samples averaging 50 g/t Au and 0.3% U (up to 474 g/t Au and 0.36% U). Despite a considerable amount of work carried out by various operators in the past, the source and genesis of the boulders has yet to be defined.

The Sagar Property has also shown good upside potential from previous ground mapping and prospecting, with discoveries of Uranium-Gold showings in albitized sediments:

- Viking showing with grab samples as high as 223 g/t Au and 0.1% U

- Eagle showing with grab samples as high as 5.4 g/t Au and 1.0% U

- Kish showing with grab samples as high as 1.0 g/t Au and 1.0%  U

Tom Setterfield (P.Geo.) is the Qualified Person for the technical information from Sagar contained in this press release.

OTHER YUKON PROPERTIES

Yukon-Arizona

Yukon has recently acquired sixty-nine mineral claims within the Workman Creek Uranium District of Central Arizona.  These claims are contiguous to the north and northwest of Rodinia Minerals (Rodinia’s) Workman Creek Uranium Project, Gila County, Arizona.

The significant potential for uranium mineralization within this area is well demonstrated by Rodinia’s recently completed NI43-101 compliant resource estimate on their Workman Creek uranium deposit, which contains an inferred resource of 2.35 million tons at an average grade of 0.086% U3O8, or 4.05 million pounds of U3O8.  The most significant work on the Workman Creek uranium deposit was completed in the 1970’s by Wyoming Mineral Corporation, a wholly owned subsidiary of Westinghouse Corp.

Yukon-Finland

Yukon has acquired 20 claim reservations in two areas of Finland. Seventeen claim reservations occur within the Paleo-Proterozoic Kuusamo Schist Belt of north-eastern Finland. Recent drilling in this area by Agricola Resources has intersected 0.33% U3O8 over 0.90 metres. The remaining three claim reservations occur within the Koli geologic province of eastern Finland, which contains the past producing Paukkajanvaara unconformity style uranium deposit.

Alan Sexton (P. Geo.) is the Qualified Person for the technical information from Arizona and Finland contained in this press release.

FOR FURTHER INFORMATION PLEASE CONTACT:

Yukon Resources Corp.

Investor Information Services

Toll Free: 1 (866) 985-6696

info@yukonresources.com

www.yukr.com

or

Yukon Resources Corp.

Kirk McKinnon

President and CEO

(416) 364-4986 or 1 (800) 818-5442

or

Yukon Resources Corp.

Richard Schler

Vice President and CFO

(416) 364-4986 or 1 (800) 818-5442

Safe Harbour Statement: Under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors effecting the Company's operations, markets, products and prices and other factors discussed in the Company's various filings with the Securities and Exchange Commission.